                                                                      Exhibit 16

[Graphic ommited]BDO Seidman, LLP              1700 Market St, 29th Floor
                 Accountants and Consultants   Philadelphia, Pennsylvania 19103-3962
                                               Telephone: 215 636-5500
                                               Fax: 215 636-5501

January 7, 2005

Securities and Exchange Commission
450 5th Street
N.W. Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that  occurred on December  23,  2004,  to be filed by our former  client,
Nutrition  Management  Services  Company.  We agree with the statements  made in response to that Item  insofar as they relate to our Firm,  however,  we make no comment  whatsoever  regarding  the  current  status of material  weaknesses  in internal accounting controls or any remediation efforts related thereto.

Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP